EXHIBIT NO. 99.B(1)(d)

MFS SERIES TRUST IV

CERTIFICATION OF AMENDMENT
TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION
OF CLASSES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing shares (as defined in the Declaration) of MFS Money Market Fund, a series of the Trust, as follows:

The class of shares previously designated as “Class “A” Shares” shall be redesignated as “Class A Shares”.

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004 (the “Declaration”) of MFS Series Trust IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Money Market Fund, a series of the Trust, to create twelve additional classes of shares, within the meaning of Section 6.10, as follows:

1.               The additional classes of Shares are designated “Class B Shares”, “Class C Shares”, “Class I Shares”, “Class R Shares,” “Class R1 Shares”, “Class R2 Shares”, “Class R3 Shares,” “Class R4 Shares”, “Class R5 Shares”, “Class 529A Shares”, “Class 529B Shares” and “Class 529C Shares”;

2.               Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.               The purchase price of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, the method of determination of the net asset value of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares, the price, terms and manner of redemption of Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class R5 Shares, Class 529A Shares, Class 529B Shares and Class 529C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.               All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.               A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
Robert E. Butler
804 W. Park Avenue
State College PA 16803

LAWRENCE H. COHN
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA 02467

DAVID H. GUNNING
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH 44106

WILLIAM R. GUTOW
William R. Gutow
3 Rue Dulac
Dallas TX 75230

MICHAEL HEGARTY
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY 10510

J. ATWOOD IVES
J. Atwood Ives
17 West Cedar Street
Boston MA 02108

ROBERT J. MANNING
Robert J. Manning
13 Rockyledge Road
Swampscott MA 01907

LAWRENCE T. PERERA
Lawrence T. Perera
18 Marlborough Street
Boston MA 02116

ROBERT C. POZEN
Robert C. Pozen
9 Arlington Street
Boston MA 02116

J. DALE SHERRATT
J. Dale Sherratt
86 Farm Road
Sherborn MA 01770

LAURIE J. THOMSEN
Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742

ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
Naples FL 34108